                                                                   Exhibit 10.16

                                                                       SPLITROCK

                            MASTER SERVICES AGREEMENT

                                 NO. 990930-01

The Master Services Agreement (the "MSA") is made by SPLITROCK SERVICES, INC. a Delaware corporation with its principal office at 9012 New Trails Drive, The Woodlands, Texas 77381, ("SPLITROCK"), and FreeiNetworks, Inc., a Washington corporation, with its principal office at 909 South 336th Street, Suite 110, Federal Way, WA 98003 ("CUSTOMER"), effective September 30, 1999 (the "Effective Date"). SPLITROCK and Customer agree that the following terms and conditions apply to the provision and use of the products and services referenced in any attachments to this Agreement and Customer Orders signed by Customer and accepted in writing by SPLITROCK.

DEFINITIONS

COMMITMENT: A commitment for Service which, if made by Customer in the MSA, a Customer Order, or in any other form specified and accepted by SPLITROCK, obligates Customer to pay for a minimum revenue, subscribers, usage or volume of Service and commences upon billing unless otherwise specified.

CONFIDENTIAL INFORMATION: Non-public information regarding the business of a Party provided to either Party by the other where such information is marked or otherwise communicated as being "proprietary" or "confidential" or the like, or where such information is, by its nature, confidential.

CUSTOMER: The person, firm or corporation so named herein and on the Customer Order.

CUSTOMER ORDER: A request for SPLITROCK Service submitted by Customer on a form provided by SPLITROCK.

PARTY: Either SPLITROCK or Customer may be referred to individually as a Party or collectively as the Parties herein.

PREMISES: The location(s) occupied by Customer or its end users specified in the Customer Order to or from which Services will be delivered.

SERVICE: Any data communications or related products or service(s) offered by SPLITROCK pursuant to a Customer Order.

START BILLING DATE: Billing begins upon confirmation to Customer of installation by SPLITROCK and continues for the term set forth.

TERM: The number of months of Customer commitment for Service from SPLITROCK in the MSA; herein, thirty-six (36) months from the Effective Date.

TERMINATION CHARGES: The standard Termination Charges of SPLITROCK which shall apply for Customer terminating service at the conclusion of the term on the Customer Order. Termination Charges shall also apply for early termination by either Party prior to expiration of the term on the Customer Order.

SECTION 1. CUSTOMER ORDERS

1.1 SUBMISSION OF CUSTOMER ORDERS. Customer shall submit to SPLITROCK signed Customer Order forms requesting the provision of Service. SPLITROCK shall confirm the accuracy of information on the Customer Order form and the availability of the Service requested and return the Customer Order form countersigned constituting SPLITROCK's acceptance. The term on the Customer Order shall not extend beyond the expiration date of the MSA without an Amendment to the MSA.

SECTION 2.  BILLING AND PAYMENT

2.1 PAYMENT AND RENDERING OF BILLS. SPLITROCK shall bill all charges incurred by and credits due to Customer on a monthly basis. SPLITROCK shall bill in advance charges for all Service to be provided during the ensuing month except for charges which are dependent upon usage of Service, which charges shall be billed in arrears. Adjustments for the quantities of Service established or discontinued in any billing period during the Term will be prorated to the number of days based on a thirty (30) day month.

2.2 PAYMENT OF BILLS. All invoices are issued on the 20th of the month, subject to change, are due by the due date stated on the invoice, and become past due if not received by the due date. The unpaid balance of any past due amounts shall bear interest at the rate of the one percent (1%) per month, or the highest rate allowed by law, whichever is less.

2.3 TAXES AND FEES. Except for taxes based on SPLITROCK's net income and except with respect to ad valorem personal and real property taxes imposed on SPLITROCK's property, Customer shall be responsible for payment of all sales, use, gross receipts, excise, access, bypass, franchise or other local, state and federal taxes, fees, charges, or surcharges, however designated, imposed on or based upon the provision, sale or use of the Service delivered by SPLITROCK.

2.4 REGULATORY AND LEGAL CHANGES. SPLITROCK may elect or be required by law to file with the appropriate regulatory agency tariffs respecting the delivery of certain Service. In the event and to the extent that such tariffs have been or are filed respecting Service ordered by Customer, the terms set forth in the applicable tariff shall govern SPLITROCK's delivery of, and Customer's consumption or use of, such service. In the event of any change in applicable law or regulation that materially increases the cost of delivery of Service, SPLITROCK and Customer shall renegotiate regarding the rates charged to Customer to reflect such increase in cost and, in the event that the Parties are unable to reach agreement respecting new rates, then (a) Customer may elect to continue the affected Customer Order at the new rates, or (b) Customer may terminate the affected Customer Order upon thirty (30) days' written notice without payment of any Termination Charge.

2.5 DISPUTED BILLS. In the event that Customer disputes greater than ten percent (10%) of the bill. Customer must timely pay the undisputed portion of the Invoice in full and submit a documented claim for the disputed amount. All claims must be submitted to SPLITROCK within sixty (60) days of the due date stated on the invoice. If Customer does not submit a claim within such period and in the manner stated above, Customer waives all rights to dispute such charges.

2.6 CREDIT ALLOWANCE. SPLITROCK shall issue a credit for any total Service outage of twenty-four (24) hours or more.

2.7 CREDIT APPROVAL AND DEPOSITS. Customer shall provide SPLITROCK with credit information as requested in advance of the commencement of delivery of Service under any Customer Order. SPLITROCK may require Customer to make a deposit:

A. As a condition to SPLITROCK's acceptance of any Customer Order submitted by Customer,

B. As a condition to SPLITROCK's continuation of Service under any Customer Order, but only when Customer's consumption of Service materially exceeds Customer's anticipated use,

C. When, in SPLITROCK's reasonable discretion, such deposit is required in order to secure Customer's anticipated use, or

D. When, in SPLITROCK's reasonable discretion, such deposit is required in order to secure Customer's continued payment obligation, which deposit shall be held by SPLITROCK as security for payment of charges. At such time as the provision of Service to Customer is terminated, the amount of the deposit shall be credited to Customer's account and any credit balance which may remain shall be refunded.

2.8 FRAUDULENT USE OF SERVICE. Customer shall comply with SPLITROCK's Acceptable Use Policy and shall be solely responsible for all charges incurred respecting Service, even if such charges were incurred through or as a result of fraudulent or unauthorized use of the Service, unless SPLITROCK has actual knowledge of such fraudulent or unauthorized use and fails to inform Customer thereof. Nothing in this subsection 2.7, however, shall be construed to obligate SPLITROCK to detect or report unauthorized or fraudulent use of Services.

SECTION 3.  CANCELLATION OF CUSTOMER ORDERS

3.1 CANCELLATION OF CUSTOMER ORDER BY SPLITROCK. SPLITROCK may immediately discontinue Service without incurring any liability:

A. For nonpayment, upon five (5) days' written notice when there is an unpaid balance for Service that is past due.

B. For violation of any law, rule, regulation or policy of any government authority having jurisdiction over such Service or by reason of any order or decision of a court or other government authority having jurisdiction over Service, without notice.

C. For any Customer filing of bankruptcy or reorganization or failing to discharge an involuntary petition within sixty (60) days after filing.

D. For consumption of Service that materially exceeds Customer's credit limit, upon five (5) days written notice and provided Customer has not provided additional security for payment which is sufficient in SPLITROCK's reasonable discretion.

E. For breach of a material term of the MSA.

3.2 EFFECT OF CANCELLATION. Upon cancellation of Service to Customer prior to expiration of the term on the Customer Order, whether by SPLITROCK pursuant to subsection 3.1 or by Customer, SPLITROCK may, in addition to all other remedies that may be available to SPLITROCK at law or in equity, assess and collect from Customer Termination Charges. Termination Charges include (i) all charges incurred by SPLITROCK to terminate Service, and (ii) fifty percent (50%) of the minimum unpaid monthly Commitment, or of the average monthly charges for the three (3) full calendar months preceding termination multiplied by the months remaining under the term in the Customer Order, whichever is lower. SPLITROCK shall have the sole and absolute discretion to restore such Service only after satisfaction of such conditions as SPLITROCK determines to be required for its protection. Nonrecurring charges will be applied to restoration of Service.

SECTION 4.  DELIVERY OF SERVICES

4.1 SPLITROCK FACILITIES. Customers shall not and shall not permit others to rearrange, disconnect, remove, attempt to repair, or otherwise tamper with any of the facilities or equipment installed by SPLITROCK, except upon the written consent of SPLITROCK. Equipment provided or installed by SPLITROCK for use in connection with the Service shall not be used for any purpose other than that for which SPLITROCK provided it. In the event that Customer or a third party attempts to operate or maintain any SPLITROCK-owned equipment without first obtaining SPLITROCK's written approval, in addition to any other remedies of SPLITROCK for breach by Customer of Customer's obligations hereunder, Customer shall pay SPLITROCK for any damage to SPLITROCK-owned equipment and service charges in the event that maintenance or inspection of the equipment is required as a result of Customer's breach of this Section upon invoice. In no event shall SPLITROCK be liable to Customer or any other person for interruption of Service or for any other loss, cost or damage caused or related to improper use or maintenance of SPLITROCK-owned equipment.

4.2 CUSTOMER-PROVIDED EQUIPMENT. SPLITROCK shall not be responsible for the operation or maintenance of any Customer-provided communications equipment. SPLITROCK shall not be responsible for the transmission or reception of signals by Customer-provided equipment or for the quality of, or defects in, such transmission.

4.3 NO LIABILITY FOR FAILURE TO TRANSMIT MESSAGES. SPLITROCK does not undertake to transmit messages, but offers the use of its Service when available, and, as more fully set forth elsewhere in these terms and conditions and applicable Customer Orders, shall not be liable for errors in transmission or for failure to establish connections.

SECTION 5.  OBLIGATIONS AND LIABILITY LIMITATION

5.1 OBLIGATIONS OF THE CUSTOMER. Customer shall be responsible for:

A. The payment of all charges applicable to the Service (including charges incurred as a result of fraud or unauthorized use of the Service).

B. Compliance with SPLITROCK's Acceptable Use Policy;

C. Providing the level of power, heating and air conditioning necessary to maintain the proper environment on the Premises for the provision of Service;

5.2 LIMITATIONS OF LIABILITY OF SPLITROCK. The liability of SPLITROCK for damages, if any, arising out of the furnishing of Service, including but not limited to mistakes, omissions, interruptions, delays, tortious conduct or errors, or other defects, representations, use of Service or arising out of the failure to furnish Service, whether caused by acts of commission or omission shall be limited to the extension of credit allowances. The extension of such credit allowances or refunds shall be the sole remedy of Customer and the sole liability of SPLITROCK. Neither Party shall be liable for any indirect, incidental, special, consequential, exemplary or punitive damages (including but not limited to damages for lost profits or lost revenues), whether or not caused by the acts or omissions or negligence of its employees or agents, and regardless of whether such Party has been informed of the possibility or likelihood of such damages.

5.3 DISCLAIMER OF WARRANTIES. SPLITROCK MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR USE, EXCEPT THOSE EXPRESSLY SET FORTH HEREIN OR IN ANY APPLICABLE SERVICE LEVEL AGREEMENT.

SECTION 6.   CONFIDENTIAL INFORMATION

6.1 DISCLOSURE AND USE. The Confidential Information disclosed by either Party constitutes the confidential and proprietary information of the disclosing Party and the receiving Party shall retain same in strict confidence and not disclose to any third party except as authorized by these terms and conditions without the disclosing Party's express written consent.

6.2 EXCEPTIONS. Notwithstanding the foregoing, each Party's confidentiality obligations hereunder shall not apply to information which:

A.   is already known to the receiving Party;

B.   becomes publicly available without fault of the receiving Party;

C. is rightfully obtained by the receiving Party from a third party without restriction as to disclosure, or is approved for release by written authorization of the disclosing Party;

D. is developed independently by the receiving Party without use of the disclosing Party's Confidential Information; or

E.   is required to be disclosed by law.

6.3 PUBLICITY. This MSA shall not be construed as granting to either Party any right to use any of the other Party's or its affiliates' trademarks, service marks or trade names or otherwise refer to the other Party in any marketing, promotional or advertising materials or activities. Without limiting the generality of the foregoing, neither Party shall issue any publication or press release relating to or otherwise disclose the existence of any contractual relationship between SPLITROCK and Customer, without the written consent of the other Party, except as may be required by law.

SECTION 7. GENERAL TERMS

7.1 FORCE MAJEURE. Except with respect to payment obligations, neither Party shall be liable, nor shall any credit allowance or other remedy be extended, for any failure of performance or equipment due to causes beyond such Party's reasonable control, including but not limited to: acts of God, fire, flood or other catastrophes; any law, order, regulation, direction, action, or request of any governmental entity or agency, or any civil or military authority; national emergencies, insurrections, riots, wars, unavailability of rights-of-way or materials; or strikes, lock-outs work stoppages, or other labor difficulties.

7.2 ASSIGNMENT OF TRANSFER. Customer may not transfer or assign this MSA without the express prior written consent of SPLITROCK, whose consent shall not be unreasonably withheld, and then only when such transfer or assignment can be accomplished without interruption of the use or location of Service. These terms and conditions shall apply to all such permitted transferees or assignees. Customer shall, unless otherwise expressly agreed by SPLITROCK in writing, remain liable for the payment of all charges due under each Customer Order.

7.3 NOTICES. Any notice between the Parties shall be deemed properly given when delivered, if delivered in person, or when sent via overnight courier, electronic mail or when deposited with the U.S. Postal Service to the addresses first listed above.

7.4 INDEMNIFICATION BY CUSTOMER. Customer shall indemnify, defend and hold SPLITROCK harmless from claims, loss, damage, expense (including attorney's fees and court costs), or liability (including liability for patent infringement) arising from (1) any claims made against SPLITROCK by any end user in connection with the delivery or consumption of Service. (2) use of facilities furnished by SPLITROCK in a manner inconsistent with the terms thereof or in a manner that SPLITROCK did not contemplate and over which SPLITROCK exercises no control and (3) all other claims, loss, damage, expense (including attorney's fees and court costs), or liability arising out of any commission or omission by Customer in connection with the Service.

7.5 INDEMNIFICATION BY SPLITROCK. SPLITROCK shall indemnify, defend and hold Customer harmless from claims, loss, damage, expense (including attorney's fees and court costs), or liability (including liability for patent infringement) arising from all claims, loss, damage, expense (including attorney's fees and court costs), or liability for property damage or personal injury to the extent that such claims arise out of or are caused by SPLITROCK's negligence or willful misconduct.

7.6 CONTENTS OF COMMUNICATIONS. SPLITROCK shall have no liability or responsibility for the content of any communications transmitted via the Service by Customer or any other party, and Customer shall hold SPLITROCK harmless from any and all claims (including claims by governmental entities seeking to impose sanctions) related to such content.

7.7 ENTIRE UNDERSTANDING. These terms and conditions, including any Customer Orders executed hereunder (and any tariff applicable to the delivery of Service), constitute the entire understanding of the Parties related to the subject matter hereof. In the event of a conflict between these terms and conditions and any Customer Order executed hereunder, the Customer Order shall control. These terms and conditions shall be governed and constructed in accordance with the laws of the State of Texas.

7.8 NO WAIVER. No failure by either Party to enforce any rights hereunder shall constitute a waiver of such right, unless otherwise specifically set forth herein. Notwithstanding any other section of these terms and conditions, the non-breaching Party shall be entitled to seek equitable relief to protect its interests including but not limited to preliminary and permanent injunctive relief. Nothing stated herein shall be construed to limit any other remedies available to the Parties.

7.9 DISPUTE RESOLUTION. Any dispute which the parties are unable to resolve upon written notice to the Defaulting Party, may immediately be submitted to the American Arbitration association for binding arbitration pursuant to the Commercial Arbitration Rules with proceedings conducted in Houston, Texas; however, the Parties shall immediately proceed to negotiate a resolution in good faith until such proceeding. Notwithstanding any other section of these terms and conditions, the nonbreaching Party shall be entitled to seek equitable relief to protect its interests, including but not limited to preliminary and permanent injunctive relief. Nothing stated herein shall be constructed to limit any other remedies available to the Parties.

7.10 INTELLECTUAL PROPERTY. Nothing contained in this MSA shall be construed as conferring by implication, estoppel or otherwise, any license or right under any patent, trade name or copyright of SPLITROCK or Customer.

7.11 CONFLICTING PROVISIONS. In the event of a conflict between the provisions of the MSA and any Attachment thereto, the following hierarchy shall control in interpreting the conflicting language: (i) IDL-001R, (ii) OAF-001, (iii) IDL-004, (iv) IDL-005, and (v) MSA.

freei Network, Inc. ("Customer")        SPLITROCK SERVICES, INC. ("SPLITROCK")


Signature /s/ Bob McCausland            Signature  /s/ David M. Boatner
         --------------------------               ------------------------------

Name    Robert (Bob) McCausland         Name    David M. Boatner
     ------------------------------           ----------------------------------
Title  President/CEO                    Title       EVP & CMO
     ------------------------------           ----------------------------------

Date   September 30, 1999               Date      9-30-99
     ------------------------------           ----------------------------------

SPLITROCK

                                               Attachment-Internet Dial Services
                                                      Confidential & Proprietary

Customer is purchasing the Service(s) described in this Attachment and in other Attachments to the Master Services Agreement (MSA).

Definitions
     "Point of Presence" (POP) means locations worldwide at which SPLITROCK connects to the Global Internet either through the SPLITROCK Network or by agreement between SPLITROCK and a third party service provider.

1.   SERVICE DESCRIPTION
     The attached Service Description describes the Service that Customer has purchased.

2.   TERM
     Customer desires to obtain Internet Dial Service under the terms of the MSA for a period of thirty-six (36) months. Should the MSA expire prior to the expiration of Customer's commitment to purchase Internet Dial Service for Resale, Customer agrees that all terms and conditions of the MSA will remain effective until the expiration of the Customer's commitment.

3.   FORMS INCLUDED AS ATTACHMENTS
     3.1 ACCEPTABLE USE POLICY
     3.2 SERVICE DESCRIPTION FOR EACH SERVICE describes the standard Service and available options.
     3.3 ORDER AUTHORIZATION FORM specifies the Service(s) and Service options ordered by Customer.
     3.4 OTHER FORMS Those Forms checked on the Order Authorization Form are attached to this Attachment and other documents may be attached.

4.   GRADE OF SERVICE
     SPLITROCK shall use reasonable efforts to provide and maintain at least
     P.05 Grade of Service ("GOS") for each dial system. P.05 is defined as dial service call blocking (busies), during the peak busy hour of the dial system that will not exceed five percent (5%) (or 5 in 100 attempts) as measured by SPLITROCK network management tools. SPLITROCK shall maintain
     P.05 GOS only as to equipment and facilities under SPLITROCK control. All Dial ports will be available 99.5% of the scheduled up time each month. Calculations for this availability time will not include scheduled downtime for maintenance or for any Force Majeure event. Upon development of a SPLITROCK Service Level Agreement ("SLA"), Customer shall have the option of incorporating the SLA into the MSA and Attachments.

5.   MAINTENANCE
     SPLITROCK may perform routine maintenance within the maintenance window of 2:00 a.m. until 6:00 a.m. (local time for the designated location) on a designated day of the week. Customer point of contact ("POC") shall be notified via electronic mail forty-eight (48) hours prior to any routine maintenance that will affect Customer traffic. Periodically, SPLITROCK may schedule an emergency maintenance window. Emergency maintenance will be coordinated with the Customer POC and reasonable effort will be made to minimize the impact on Customer traffic. SPLITROCK shall determine the time and scope of all emergency maintenance actions.

6.   NORMAL USAGE LIMITATIONS, IDLE TIMERS AND SESSION LIMITATIONS
     SPLITROCK will issue session disconnects to Subscribers after (15) minutes of idle use. For Subscribers on a flat rate plan, with less than one hundred (100) hours of usage during the month, SPLITROCK will issue session disconnects to such Subscribers after (3) hours of usage per session. Subscribers disconnected by SPLITROCK must re-initialize the session by re-dialing and logging into the system. SPLITROCK shall use best efforts to enable Customer to disconnect

     Subscribers during any session. SPLITROCK shall provide complete radius accounting data in real time on a continuous basis.

7.   DUPLICATE LOGINS
     Customer shall be responsible for giving notice to its Subscribers that simultaneous duplicate logins are prohibited. Customer acknowledges and understands that SPLITROCK will not authenticate any Subscriber upon any simultaneous duplicate login.

8.   FORECASTING AND NOTIFICATION
     Customer shall provide to SPLITROCK, each ninety (90) days, a forecast of Subscribers by city. The forecast shall include the number of new Subscribers expected each thirty (30) days over the next ninety (90) day period. Each month by the fifth (5th) day of the month, if Customer has purchased Flat Rate Access, Customer agrees to provide SPLITROCK the Subscriber count for previous month as of the last day of the month. SPLITROCK reserves the rights to audit such Subscriber count and Customer will provide any and all information necessary to aid SPLITROCK in their inquiry. The Customer shall notify SPLITROCK of any promotional, marketing or advertising activity planned by city ninety (90) days in advance. If the Customer's actual number of Subscribers increases by more than fifteen percent (15%) in any city and that growth is not reflected in the forecast, then SPLITROCK shall not be responsible for maintaining the Grade Of Service for ninety (90) days in the affected city.

9.   AUTHENTICATION AND CUSTOMER REALM
     SPLITROCK will proxy all property formatted access authentication requests to the Customer's authentication server(s) using the RADIUS protocol, as described by RFC 2138 or its successor, provided the Customer supplies SPLITROCK with the IP address and host name of each Customer authentication server. Further, the Customer must configure the account user name as follows "username@realm", where "realm" is a fully qualified domain name registered to the Customer with American Registry for Internet Numbers (ARIN), the Inter-Nic registry or a successor.

10.  NETWORK OVERLOADING
     From time to time all or some of the Points of Presence (POPS) may experience temporary overload conditions caused by unforeseeable events. These could result in excessive busy signals and periods of latency. During occasional, temporary overload periods, Customer acknowledges that SPLITROCK may use load-shedding processes that may include issuing session disconnects in order to return the network to equilibrium more conducive to overall Subscriber satisfaction.

11.  E-MAIL CONTROL
     Customer must maintain an active program to control and or eliminate unwanted or unsolicited e-mail. SPLITROCK shall have the right to limit or prohibit entirely the use of other than Customer owned, operated or authorized SMTP gateways. Customer must limit the number outgoing mail messages per Subscriber to a reasonable amount. The purpose of these restrictions is to reduce or eliminate Internet UCE (Unsolicited Commercial E-mail) or spam and SPLITROCK shall disconnect any user for spam without notice.

12.  PRICING
     Term and volume discounts for Internet Dial pricing reflect a thirty-six
     (36) month term. Month one pricing is based upon the number of Subscribers, or hours, Customer commits to achieving within a twelve (12) month period. SPLITROCK offers `forward pricing' based on the volume commitment for the twelfth month. In the event Customer fails to meet a quarterly commitment level, Customer shall revert to standard pricing at [*] ($[*]) [*] on a going-forward basis until such quarter as Customer meets the respective quarterly commitment level to qualify for forward pricing. Customer shall continue to be billed the forward pricing so long as the commitment level is met on a quarterly basis, but will otherwise revert to standard pricing.

[*]=Confidential Treatment Requested

                               Commitment Schedule

                           [*] hours     4th Quarter 1999
                           [*] hours     1st Quarter 2000
                           [*] hours     2nd Quarter 2000
                           [*] hours     3rd Quarter 2000

      OPTION A - FLAT RATE PRICING (not applicable)
          Customer has committed to a total of ____________________ Subscribers by _______________ (date). Based upon Customer's volume commitment, the forward pricing per Subscriber will be ______________ (S__________). Upon the expiration of the Commitment Schedule, Customer agrees that its monthly billing will be at least the amount equal to the number of committed Subscribers times the rate per Subscriber stated in this paragraph.

      OPTION B - [*] USAGE PRICING
          Customer has committed to a total of [*] ([*]) [*] by September 30, 2000. Based upon Customer's volume commitment, the forward pricing [*] will be [*] ($[*]) [*]. Upon the expiration of the Commitment Schedule, Customer agrees that its monthly billing will be at least the amount equal to [*] times [*] stated above. Customer's forward pricing in the event that Customer exceeds (i) [*] will be [*] ($[*]) [*], and (ii) [*] will be [*] ($[*]) [*]. In the event Customer fails to meet the volume commitment, the forward pricing [*] will be [*] ($[*]) [*] until the Customer meets the volume commitment.

13.   Commitment Fee
      In addition to any other fees and/or obligations to be paid by Customer to SPLITROCK in connection with the MSA, Customer will pay a fee to SPLITROCK in the amount of Twenty-Five Thousand Dollars ($25,000) which will be due upon the Effective Date of the MSA. Only if Customer achieves the [*] volume commitment agreed in Section 13 herein, then SPLITROCK will provide a credit to Customer equivalent to the $25,000 Commitment Fee applied towards billable services beginning in month seven (7) if all invoices are current.

14.  CONTACTS
     The Parties shall provide written notice of changes to the following:


         freei:            Engineering Contact:               Gus Bourg
                                                              E-mail:           gus@freei.net
                                                              Phone No.:        253-796-6500 x1466
                                                              Cell No.:         206-423-8191

                           Service Provisioning Management:   Steve Bourg
                                                              E-mail:           sbourga@freei.net
                                                              Phone No.:        253-796-6555
                                                              Cell No.:         206-423-8187

                           Customer Service Contact:          Max Williams
                                                              E-mail:           max.williams@freei.net
                                                              Phone No.:        253-796-6505

[*]=Confidential Treatment Requested


         Splitrock:        Technical Support Help Desk:       Phone No.:        1-800-417-1618 (NOC)

                           Sales Engineering Support:         Al Bloomquist
                                                              Phone No.:        206-285-1673
                                                              E-mail:           abloomquist@splitrock.net


         ACCEPTED BY SPLITROCK:                               AGREED TO BY CUSTOMER:
         --------------------------------------------------------------------------------------------
         Name (Please print or type)                          Name (Please print or type
                                                              Bob McCausland
         --------------------------------------------------------------------------------------------
         Title                                                Title
                                                              President/CEO
         --------------------------------------------------------------------------------------------
         Date                                                 Date
                                                              10/1/99
         --------------------------------------------------------------------------------------------
         Signature of Authorized Person and Date              Signature of Authorized Person and Date
         /s/ David M. Boatner                                 /s/ Robert (Bob) McCausland
         --------------------------------------------------------------------------------------------


          SPLITROCK

                                              SERVICE DESCRIPTION: INTERNET DIAL

          STANDARD FEATURES:
          o    V.90/56KDial Access to the Internet
          o    24 X 7 NOC support
          o    RADIUS proxy to customer end-point authentication server

         OPTIONAL FEATURES:
          o    Primary and Secondary DNS
          o    Customer Care Web site
          o    Splitrock run RADIUS authentication

         COMMITMENTS:
          o SPLITROCK requires a minimum volume commitment from Customer to sign a specified number of Subscribers within twelve (12) months, and a 3-year contract term.
          o    SPLITROCK requires Fee of Twenty-Five Thousand Dollars
               ($25,000) that will be applied against billing upon the achievement of minimum committed volume within the agreed ramp period. Application of the $25,000 begins on the 13th month.

          Pricing:

          SEE  ATTACHMENT

                                                              SPLITROCK

                              ACCEPTABLE USE POLICY


This Acceptable Use Policy ("AUF") sets forth terms and conditions and specifies actions prohibited by Splitrock Services, Inc. ("SPLITROCK) and applies to all SPLITROCK's Customers and Customer's Subscribers (collectively, "Users"). Use of the SPLITROCK Network constitutes on the part of User, acceptance of and agreement to abide by all policies of SPLITROCK including this AUF which is in addition to and supplements the terms of the applicable Master Services Agreement and SPLITROCK reserves the right to modify this policy at any time, effective upon posting to the SPLITROCK web page http:www.splitrock.net. SPLITROCK does not monitor, verify, warrant or validate the integrity, accuracy or quality of information or data it receives or transmits. Accordingly, SPLITROCK neither controls nor accepts responsibility for the content of any communications that are transmitted or made available to Users of its network and/or services.

A.   LAWFUL USE
The SPLITROCK Network may be used only strictly in accordance with all international, federal, state and local laws, tariffs, ordinances and regulations and SPLITROCK may report to legal authorities any content that is or is believe to be unlawful, may disclose to such authority the author of such content and will cooperate with law enforcement agencies and other parties investigating or prosecuting claims of illegal or inappropriate activity. This includes without limitation, material protected by copyright, trademark, trade secret or other intellectual property right, material that is obscene or constitutes child pornography, material that is libelous, defamatory, hateful, or constitutes an illegal threat or abuse, material that violates export control laws or regulations, and material that encourages conduct that would constitute a criminal offense or give rise to civil liability.

B.   PRIVACY
SPLITROCK makes no guarantee regarding the security and integrity of any data or information transmitted. Users must respect the privacy of others, shall not intentionally seek information on, obtain copies of, or modify files, other data, or passwords belonging to others, or represent themselves as another User unless explicitly authorized to do so by that User. Revealing a User password to others is strictly prohibited. Attempting to obtain access beyond that for which User is authorized is strictly prohibited, including illegal or unauthorized accessing known as "hacking."

C.   NETWORK INTEGRITY
Use of SPLITROCK's Network and/or any attached network in a manner that precludes or significantly hampers its use by others is not allowed. Connections which create routing patterns that are inconsistent with the effective and shared use of the network may not be established. Users must respect the integrity of computing and network systems. Examples of prohibited uses include, without limitation:

     (i.) Unauthorized access to or use of data, systems or networks, including any attempt to probe, scan or test the vulnerability of a system or network or to breach security or authentication measures without express authorization of the owner of the system or network;

     (ii.) Unauthorized monitoring of data or traffic on any network or system without express authorization of the owner of the system or network;

     (iii.) Interference with service to any User, host or networking including, without limitation, mailbombing, flooding, deliberate attempts to overload a system and broadcast attacks;

     (iv.) Distribution of Internet Viruses, Worms, Trojan Horses or other destructive activities; and

     (v.) Modification of IP packet content in a malicious manner or forging of any TCP-IP packet header or any part of the header information in an e-mail, chat room or a newsgroup posting.

D.   E-MAIL

Unsolicited advertising is prohibited.  Other prohibited activities include:

     i.   Sending unsolicited commercial or bulk e-mail;

     ii. Using another site's mail server to relay mail, without express permission of the site;

     iii. Repeated, unsolicited and/or unwanted communication of an intrusive nature;

     iv. Posing or e-mailing of scams such as 'make-money fast' schemes or pyramid chain letters; and

      v.  Making fraudulent offers of products
          items or services originating from your account.

E.   USENET.CHAT

All SPLITROCK Users agree to comply with the guidelines and restrictions of each news or chat group unconditionally as incorporated herein by reference. Without limitation of the foregoing, the following activities are prohibited:

     (i)   Engaging in excessive cross-posting or multi-posting ("spamming");

     (ii) Making any posting for commercial purposes (including without limitation the posting to specific URLs for commercial purposes), except where such postings are expressly permitted under the charter and/or Frequently Asked Questions (FAQ) of an applicable newsgroup;

     (iii) Canceling newsgroup postings other than their own, or using auto-responders or cancel-bots (or similar automated or manual routines) which generate excessive network traffic or disrupt Usenet newsgroup e-mail use by others (except in cases of official newsgroup moderators performing their duties); and

     (iv) Disrupting newsgroups and or discussion groups with materials, postings, or activities that are frivolous, unlawful, obscene, threatening, abusive, libelous, hateful, excessive, or repetitious, unless such materials or activities are expressly allowed or encouraged under the newsgroup's name, FAQ, or charter.

F.   REMEDIAL ACTION

Responsibility for avoiding the harmful activities as described herein rests primarily with the User. When SPLITROCK learns of possible inappropriate use, it may take any of a variety of actions, including but not limited to, removing information that violates its policies, and/or restricting or terminating access to the SPLITROCK Network without notice.

     HOW TO REPORT ABUSE

     If you become aware of inappropriate use, direct the information to abuse@splitrock.net who will evaluate all information before taking any action and upon evaluation may take any appropriate action, including but not limited to:

     (i)   Issuing written or verbal warnings;

     (ii)  Suspending newsgroup posting privileges;

     (iii) Suspending the User account; and

     (iv)  Terminating the User Account

G.   LIMITATION OF LIABILITY

SPLITROCK SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, LOSS OF BUSINESS OR BUSINESS OPPORTUNITY, LOSS OF USE, ETC., EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES BY USER. SPLITROCK SHALL NOT BE LIABLE FOR ANY DIRECT OR ACTUAL DAMAGES OF USER, EXCEPT TO THE EXTENT SPECIFIED IN A WRITTEN OR ELECTRONIC AGREEMENT ENTERED INTO BETWEEN SPLITROCK AND CUSTOMER. SPLITROCK MAKES NO WARRANTIES OR REPRESENTATIONS HEREIN, EITHER EXPRESS OR IMPLIED, CONCERNING THE SPLITROCK NETWORK, AND EXPRESSLY DISCLAIMS WARRANTIES OF FITNESS FOR A PARTICULAR USE OR PURPOSE, THE WARRANTY OF MERCHANTABILITY AND ANY OTHER WARRANTY IMPLIED BY LAW.


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